EXHIBIT 24(b)(9)

                          FORM OF TRANSFER AGENCY AGREEMENT
TRANSFER AGENCY
AND SERVICE AGREEMENT

      AGREEMENT made as of the        day of             , 1997 by
and between ORCHARD SERIES FUND, a Delaware business trust, having its principal office and place of business at 8515 East Orchard Road, Englewood, Colorado 80111 (the "Trust"), and FINANCIAL ADMINISTRATIVE SERVICES CORPORATION, a Colorado corporation, having its principal office and place of business at 8515 East Orchard Road, Englewood, Colorado 80111, (the "Agent").

      WHEREAS, the Trust desires to appoint the Agent as its transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain other activities, and the Agent desires to accept such appointment;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article I    TERMS OF APPOINTMENT; DUTIES OF THE AGENT

      1.01. Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as, and the Agent agrees to act as, the transfer agent, registrar and dividend disbursing agent for the Trust and all series thereof set out in the currently effective prospectus and statement of additional information ("Prospectus") of the Trust, including without limitation any periodic investment plan or periodic withdrawal program.

      1.02. In accordance with procedures established from time to time by agreement between the Trust and the Agent, the Agent shall:

             a. Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the Trust (the
      "Custodian");

             b. Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate
      Shareholder account;

             c. Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

             d. At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

             e. Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

             f. Prepare and transmit payments for dividends and distributions declared by the Trust;

             g. Calculate any sales charges payable by a Shareholder on purchases and/or redemptions of Shares of the Trust as such charges may be reflected in the Prospectus;

             h. Maintain records of account for and advise the Trust and its Shareholders as to the foregoing; and

             i. Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are based upon data provided to it by the Trust, issued and outstanding. When recording the issuance of Shares, the Agent shall have no obligation to take cognizance of any Blue Sky laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust and otherwise comply with Rules 17Ad 1-13 under the Securities Exchange Act of 1934 (the "1934 Act").

      1.03. In addition to and not in lieu of the services set forth in Section 1.02, the Agent shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and registrar, including but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, withholding taxes on non-resident alien accounts, and (ii) provide a system which will enable the Trust to monitor the total number of Shares sold in each State or other jurisdiction.

      1.04. The Trust shall (i) identify to the Agent in writing those transactions and assets to be treated as exempt from Blue Sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Agent for the Trust's registration status under the Blue Sky or securities laws of any State or other jurisdiction is solely limited to the initial establishment of transactions subject to Blue Sky compliance by the Trust and the reporting of such transactions to the Trust as provided above and as agreed from time to time by the Trust and the Agent.

      1.05. The Agent may also provide such additional services and functions not specifically described herein as may be mutually agreed between the Agent and the Trust and set forth in Schedule A hereto. Procedures applicable to certain of these services may be established from time to time by agreement between the Trust and the Agent.

Article II         FEES AND EXPENSES

      2.01. For performance by the Agent pursuant to this Agreement, the Trust shall to pay the Agent those fees and expenses as agreed to by the parties from time to time.

Article III        REPRESENTATIONS AND WARRANTIES OF THE AGENT

      The Agent represents and warrants to the Trust that:

      3.01. It is a corporation duly organized and existing and in good standing under the laws of Colorado and it is duly qualified to carry on its business in Colorado.

      3.02.        It is and will remain registered with the U.S.
Securities and Exchange Commission ("SEC") as a transfer agent pursuant to the requirements of Section 17A of the 1934 Act.

      3.03. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement.

      3.04. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      3.05. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article IV         REPRESENTATIONS AND WARRANTIES OF THE TRUST

      The Trust represents and warrants to the Agent that:

      4.01. It is a Delaware business trust duly organized and existing and in good standing under the laws of Delaware.

      4.02. It is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement.

      4.03.        All corporate proceedings required by said
Declaration of Trust and Bylaws have been taken to authorize it to enter into and perform this Agreement.

      4.04. It is an investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940
Act").

      4.05. A registration statement under the Securities Act of 1933 (the "1933 Act") is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

Article V    DUTY OF CARE AND INDEMNIFICATION

      5.01. The Agent shall not be responsible for, and the Trust shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

             a. All actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

             b. The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.

             c. The reliance on or use by the Agent or its agents or subcontractors of information, records and documents which (i) are received by the Agent or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm on behalf of the Trust.

             d. The reliance on, or the carrying out by the Agent or its agents or subcontractors of, any instructions or requests of the Trust.

             e. The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that such Shares be registered in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.

      5.02. The Agent shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Agent as a result of the Agent' lack of good faith, negligence or willful misconduct.

      5.03. At any time the Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel, with respect to any matter arising in connection with the services to be performed by the Agent under this Agreement, and the Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the Trust, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

      5.04. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

      5.05. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

      5.06. In order that the indemnification provisions contained in this Article V shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article VI         DOCUMENTS AND COVENANTS OF THE TRUST
             AND THE AGENT

      6.01. The Trust shall promptly furnish to the Agent the following:

             a. The current registration statements and any amendments and supplements thereto filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act;

             b. All account application forms or other documents relating to Shareholder accounts and/or relating to any plan program or service offered or to be offered by the Trust; and

             c. Such other certificates, documents or opinions as the Agent deems to be appropriate or necessary for the proper performance of its duties.

      6.02. The Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

      6.03. The Agent shall prepare and keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the Rules and Regulations thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the Rules and Regulations thereunder, and will be surrendered promptly to the Trust on and in accordance with its request.

      6.04. The Agent and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of the Agent and the Trust.

      6.05. In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Agent will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article VII        TERMINATION OF AGREEMENT

      7.01. This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

      7.02. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Trust. Additionally, the Agent reserves the right to charge for any other reasonable fees and expenses associated with such termination.

Article VIII       ASSIGNMENT

      8.01. Except as provided in Section 8.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      8.02. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

      8.03. The Agent may, with prior written consent by the Trust, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to a registered broker-dealer which is a subsidiary or affiliate of Agent duly registered as a broker-dealer and/or a transfer agent pursuant to the 1934 Act; provided, however, that the Agent shall be as fully responsible to the Trust for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions.

Article IX         AFFILIATIONS

      9.01. The Agent may now or hereafter, without the consent of or notice to the Trust, function as transfer agent and/or shareholder servicing agent for any other investment company registered with the SEC under the 1940 Act.

      9.02. It is understood and agreed that the directors, officers, employees, agents and Shareholders of the Trust, and the directors, officers, employees, agents and shareholders of the Trust's investment adviser and/or distributor, are or may be interested in the Agent as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of the Agent may be interested in the Trust as directors, officers, employees, agents, Shareholders or otherwise, or in the investment adviser and/or distributor as officers, directors, employees, agents, shareholders or otherwise.

Article X    AMENDMENT

      10.01. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Trust.

Article XI         APPLICABLE LAW

      11.01. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Colorado.

Article XII        MISCELLANEOUS

      12.01. In the event that any check or other order for payment of money on the account of any Shareholder or new investor is returned unpaid for any reason, the Agent will (a) give prompt notification to the Trust's distributor ("Distributor") of such non-payment; and (b) take such other action, including imposition of a reasonable processing or handling fee, as the Agent may, in its sole discretion, deem appropriate or as the Trust and the Distributor may instruct the Agent.

      12.02. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or to the Agent shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

      To the Trust:
             Orchard Series Fund
             8515 East Orchard Road
             Englewood, Colorado 80111
             Attention: Secretary

      To the Agent:
             Financial Administrative Services Corporation
             8515 East Orchard Road
             Englewood, Colorado  80111
             Attention: Secretary

      12.03. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                       ORCHARD SERIES FUND



                                       By:
                                       Name:
                                       Title:

ATTEST:
Name:
Title:


                                       FINANCIAL ADMINISTRATIVE
                                       SERVICES CORPORATION



                                       By:
                                       Name:
                                       Title:

ATTEST:
Name:
Title:
                                     SCHEDULE A


The services to be performed by the Transfer Agent or its agent shall be as follows:

A.    Daily Records

Maintain daily the following information with respect to each Shareholder account received:

             Name and Address (Zip Code)
             Class of Shares
             Taxpayer Identification Number
             Beneficial Owner Code; i.e., male, female, joint tenant, etc.
             Dividend Code (reinvestment)
             Number of Shares Held

B.    Other Daily Activity

Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of shares and other management policy questions will be referred to the Trust).

Process dividends and disbursements into established Shareholder accounts in accordance with written instruction by Shareholder.

Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.

Identify redemption requests made with respect to accounts in which shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent in accordance with written instructions of the Trust.

Examine and process all transfers of shares, ensuring that all transfer requirements and legal documents have been supplied.

Issue and mail replacement checks.

Open new accounts and maintain records or exchanges between accounts.


C.    Dividend Activity

Calculate and process share dividends and distributions as instructed by the Trust.

Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Trust.


D.    Meetings of Shareholders

Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies.

Prepare and submit to the Trust an Affidavit of Mailing.

At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche, and, if requested by the Fund, Inspection of Election.


E.    Periodic Activities

Cause to be mailed reports, prospectuses, and any other enclosures requested by the Trust.